As filed with the Securities and Exchange Commission on April 10, 1996

                                              Registration No. 33-___________

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC  20549

                 FORM S-8 REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933

               UNIVEST CORPORATION OF PENNSYLVANIA
       (Exact name of issuer as specified in its charter)


     Pennsylvania                                      23-1886144
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)


             14 N. Main Street, Souderton, PA  18964
      (Address of Principal Executive Offices)  (Zip Code)


            UNIVEST 1996 EMPLOYEE STOCK PURCHASE PLAN
                    (Full title of the Plan)

                   Robert H. Schong, Secretary
               UNIVEST CORPORATION OF PENNSYLVANIA
                        14 N. Main Street
                      Souderton, PA  18964
             (Name and address of agent for service)

                         (215) 721-2400
  (Telephone number, including area code, of agent for service)

                         With copies to:
                  Wilhelm L. Gruszecki, Esquire
               Fox, Rothschild, O'Brien & Frankel
                          P. O. Box 431
                    Lansdale, PA  19446-0431


                 CALCULATION OF REGISTRATION FEE

_________________________________________________________________________________________________________
Title of Securities      Amount              Proposed Maximum         Proposed Maximum         Amount of
to be Registered         to be               Offering Price           Aggregate                Registration
                         Registered          Per Share*               Offering Price*          Fee
Common Stock             250,000 shares      $  30.875                $  7,718,750             $ 2,661.64
__________________________________________________________________________________________________________

* Estimated solely for the purpose of determining the registration fee. Based upon the average of the bid and asked price of the Common Stock as of April 11, 1996.

Page 1 of 48 sequentially numbered pages. Exhibit Index on sequential page 16.



Prospectus


               UNIVEST CORPORATION OF PENNSYLVANIA

                _________________________________

                             UNIVEST
                1996 EMPLOYEE STOCK PURCHASE PLAN
                ________________________________


        250,000 shares of Common Stock - Par Value $5.00

                        PLAN INFORMATION

General Plan Information

     Univest Corporation of Pennsylvania (the "Corporation") has become the sponsor of the Univest 1996 Employee Stock Purchase Plan (the "Plan"). The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Through the Plan, the eligible employees of the Corporation (and its subsidiaries whose employees are permitted to participate in the Plan) will be granted options to purchase shares of the Corporation's common stock (the "Common Stock") on specified days of the year referred to as "Offering Date(s)". Beginning on the first pay day after an Offering Date, each eligible employee who elects to participate in the Plan will direct a portion of his pay to be set aside for the purchase of Common Stock on a day referred to as the "Exercise Date". The period between the Offering Date and the Exercise Date is referred to as the "Offering Period". Participating employees will thereby acquire a proprietary interest in the Corporation. Being a Code Section 423 "employee stock purchase plan," the employee/optionee will not recognize any income at the date of grant or exercise of the options to purchase Common Stock and will recognize taxable income at the time of disposition of the optioned Common Stock in an amount equal to the excess of the proceeds of sale over the amount paid for the optioned Common Stock, or loss equal to the amount paid over the proceeds.

     The Plan will continue in existence until the earlier of the exhaustion of the shares of Common Stock made available for the Plan (which is 250,000 shares of Common Stock - Par Value $5.00) or the action of the Corporation's Board of Directors to terminate the Plan. The Board of Directors may, at any time, amend the Plan in any respect, except that no amendment may increase the number of shares reserved for purposes of the Plan or allow any person who is not an eligible employee to become a participant in the Plan without the approval of the Corporation's shareholders. The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     More information about the Plan can be obtained from the Human Resources Department, Univest Building, 14 N. Main Street, Souderton, PA 18964.

     The Plan is administered by an "Administrative Committee" appointed by the Board of Directors. The Administrative Committee has the authority and power to make, adopt, construe and enforce rules and regulations not inconsistent with the provisions of the Plan.


Securities to be Offered

     250,000 shares of Common Stock of the Corporation are available under the Plan for purchase by its participants.


Employees Who May Participate in the Plan

     Each employee of the Corporation who has completed with the Corporation at least one (1) year of continuous service or has been employed at least two (2) years, is eligible to participate in the Plan ("Eligible Employee"). One year of continuous service means uninterrupted employment, excepting periods of excused absences. To be eligible to participate as of any Offering Date, the preceding eligibility requirements must be met on or prior to such Offering Date. However, any employee who is otherwise eligible to participate will not be eligible to participate if, for purposes of Code Section 423(b)(3), that employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of its parent or subsidiary corporations.

Becoming a Participant

     An Eligible Employee may elect to participate in the Plan by executing and delivering to the Administrative Committee an Enrollment Form on or no more than thirty (30) days prior to any Offering Date. The Offering Dates are May 16, 1996, and the second business day of each calendar quarter during which the Plan is in effect. An Eligible Employee who becomes a participant will automatically continue to participate in the Plan. An Eligible Employee who does not timely execute and deliver an Enrollment Form for an Offering Period will not participate in the Plan for that Offering Period or for any subsequent Offering Period, unless the Eligible Employee executes and delivers a timely Enrollment Form for a subsequent Offering Period.

     Any Eligible Employee who has previously been a participant, whose participation has been discontinued, and who desires to be reinstated as a participant, may again become a participant by executing and delivering to the Administrative Committee an Enrollment Form on or no more than thirty (30) days prior to any Offering Date, and in such event, the Eligible Employee shall again become a participant on that Offering Date. An Eligible Employee may not resume participation in the Plan during the Offering Period in which his participation ended.


Purchase of Securities Pursuant to the Plan and Payment for Securities
Offered

     On each Offering Date, each participant will be deemed to have been given an option to purchase that number of shares of Common Stock arrived at by dividing the total amount of the participant's expected payroll deductions during the Offering Period (determined by multiplying the payroll deductions withheld during the first pay period of the Offering Period) by the fair market value of the shares of Common Stock on that date as determined by the Administrative Committee.

     The maximum number of shares of Common Stock that may be purchased for each participant on an Exercise Date is the lesser of
(i) the number of shares of Common Stock considered offered to the participant on an Offering Date, (ii) the number of shares of Common Stock that can be purchased by applying the full balance of the participant's payroll deductions to the purchase of shares of Common Stock at their purchase price, or (iii) the participant's proportionate part of the maximum number of shares of Common Stock available under the Plan.

     However, if any person entitled to purchase shares would be deemed to own Common Stock (including any number of shares that such person would be entitled to purchase under any option) possessing five percent (5%) or more of the total combined voting power value of all classes of stock of the Corporation, the maximum number of shares of Common Stock that participant may purchase will be limited to that number which, when added to the number of shares of stock that such person is deemed to own (excluding any number of shares that such person would be entitled to purchase under the Plan), is one less than such five percent (5%).

     In addition, the Plan does not permit a participant to be granted an option which permits his or her rights to purchase shares of Common Stock under the Plan to accrue at a rate which exceeds $25,000 of the fair market value of shares (determined at the time such option is granted) for each calendar year for which such option is outstanding at any time.

     The Eligible Employees who elect to participate in the Plan will be required to authorize a deduction from pay to be used for the purchase of Common Stock under the Plan, which deduction cannot be more than ten percent (10%) of the gross amount of such payment and no less than two percent (2%) per pay check. A participant may decrease (but not increase) the rate of payroll deductions during an Offering Period. The new rate will become effective within fifteen (15) business days after the Corporation's receipt of the change. Only one change will be permitted during any Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Corporation a new form on or prior to the Offering Date with respect to such Offering Period. Amounts deducted from a participant's pay will be accounted for in a bookkeeping account referred to as a Stock Purchase Account. No interest will be paid on amounts credited to a participant's Stock Purchase Account.

     On each Exercise Date, the amounts credited to a participant's Stock Purchase Account will be used to purchase shares of Common Stock. The shares of Common Stock will be purchased either on the over-the-counter market or from authorized but unissued (including Treasury, if available) Common Stock of the Corporation. When shares are purchased from authorized but unissued (including Treasury, if available) Common Stock of the Corporation, the proceeds of such sale will be retained by the Corporation for use in any general corporate purpose. The shares of Common Stock purchased on behalf of a participant will be credited to his Stock Purchase Account. The shares will be held by a custodian who will hold all shares of Common Stock purchased for the participants of the Plan. The Administrative Committee will distribute quarterly reports to the participants of the Plan as to the amount and status of their Stock Purchase Account.

     The purchase price of the shares of Common Stock purchased under the Plan on behalf of its participants will be established by the Administrative Committee, provided, however, the purchase price will not be less than 85% of the lesser of (i) the Market Value of the shares of Common Stock on the first business day in the Offering; or
(ii) the Market Value of the shares of Common Stock on the last business day of the Offering. For this purpose, Market Value means the closing sale price on the date in question of a share of Common Stock on the principal United States Securities Exchange registered under the Securities and Exchange Act of 1934, as amended, on which such Common Stock is listed, or if such Common Stock is not listed on any exchange, the last sale price of a share of Common Stock as quoted by the Bulletin Board on the date in question, or if no such quotations are available, the fair market value on the date in question of a share of Common Stock will be determined by the Administrative Committee in good faith. The Bulletin Board is an automated quotation system for OTC securities under Section 17(b) of the Securities Exchange Act of 1934 operated by the National Association of Security Dealers. The purchase price may include any transfer or other fees imposed on the transaction pursuant to which the shares of Common Stock are purchased.


Tax Effects of Plan Participation

     Being a Code Section 423 "employee stock purchase plan," the employee/optionee will not recognize any income at the date of grant or exercise of the options to purchase Common Stock extended to the employee. The employee/optionee will recognize taxable income at the time of disposition of the optioned Common Stock in an amount equal to the excess of the proceeds of sale over the amount paid for the optioned Common Stock or loss equal to the amount paid over the proceeds. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE PARTICULAR TAX CONSEQUENCES, INCLUDING STATE TAX CONSEQUENCES, WHICH MAY RESULT FROM PARTICIPATION IN THE PLAN, AND ANY SUBSEQUENT DISPOSAL OF SHARES REQUIRED PURSUANT TO THE PLAN.

Withdrawal From the Plan

     Any participant may voluntarily withdraw from the Plan by executing and delivering a Notice of Withdrawal with the Administrative Committee. The withdrawal will be effective upon receipt, except that any withdrawal received on an Exercise Date will be effective on the next day. In addition, if a participant ceases to be an employee of the Corporation, the participant's participation in the Plan will immediately end, except that if that date is the Exercise Date, the withdrawal will be effective on the next day. Upon termination of participation, the amount of payroll deductions, if any, standing to the participant's credit in his Stock Purchase Account will be refunded to the participant within thirty (30) days of the date of withdrawal.

     When an Eligible Employee ceases to be a participant in the Plan, the Corporation will issue certificates for shares of Common Stock held by the custodian for the participant and deliver such certificates to the participant within thirty (30) days of the participant's withdrawal from the Plan. The Corporation will not issue certificates for fractional shares. Any fractional shares will be paid for in cash by the Corporation upon a participant's withdrawal.

Assignment of Interest

     The right to purchase shares of Common Stock under the Plan is personal to the Eligible Employee, and is exercisable only by the Eligible Employee during his lifetime while employed. It may not be assigned or otherwise transferred by him.


                         USE OF PROCEEDS

     The Corporation has no basis for estimating either the number of shares that will ultimately be purchased from the Corporation under the Plan or the prices which it will receive for such shares. When shares are purchased from the Corporation, the net proceeds from such sales will be used for general corporate purposes.

                             EXPERTS

     The consolidated financial statements of the Corporation and subsidiaries incorporated by reference in the Annual Report on Form 10-K of the Corporation for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance on such report given on their authority as experts in accounting and auditing.

     Documents incorporated herein by reference in the future will include financial statements, related schedules (if required), and independent auditors' reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The general corporate law of the Commonwealth of Pennsylvania, as applicable to the Corporation, together with the Corporation's By-Laws, provides the Corporation's directors and officers with a broad range of limitation from liability and indemnification for actions and inactions in connection with the performance of their duties. Aside from matters involving criminal statutes or tax laws, directors are not personally liable for monetary damages for any action or inaction taken unless the director has breached or failed to perform his or her duties of office and such breach or failure constitutes self-dealing, willful misconduct or recklessness. The Corporation's directors and officers are entitled to be indemnified in connection with, or resulting from the defense of any civil or criminal action which they are made parties or a party or are otherwise involved by reason of being or having been a director or officer, provided that the Corporation is not obligated to indemnify a director or officer with respect to any matter as to which he shall be finally adjudged in an action, suit or proceeding to have been liable for willful misconduct or recklessness in the performance of his duties.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The Corporation will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of the Registration Statement for this Plan. These documents are incorporated by reference in this Section 10(a) Prospectus. Also, available without charge, upon written or oral request, the documents required to be delivered to employees pursuant to Rule 428(b) (Section 230.428(b)). Such requests should be directed to: Attention:
Corporate Secretary, Univest Corporation of Pennsylvania, 14 N. Main Street, Souderton, PA 18964.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents By Reference

     The following documents filed by the Corporation with the Commission are incorporated herein by reference and all documents subsequently filed by the Corporation with the Commission pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1995.

     2. The description of the Common Stock contained in a registration statement on Form S-14 dated March 1, 1973.

Item 4.  Description of Securities - Not applicable.


Item 5.  Interests of Named Experts and Counsel - Not applicable.


Item 6.  Indemnification of Officers and Directors


     Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, (15 Pa. C.S.A. 1741-1750) (the "BCL") provides that a business corporation shall have the power under certain circumstances to indemnify directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding.

     Section 1721 of the BCL (relating to the Board of Directors) declares that unless otherwise provided by statute or in a bylaw adopted by the shareholders, all powers enumerated in Section 1502 (relating to general powers) and elsewhere in the BCL or otherwise vested by law in a business corporation shall be exercised by or under the authority of, and the business and affairs of every business corporation shall be managed under the direction of, a board of directors. If any such provision is made in the bylaws, the powers and duties conferred or imposed upon the board of directors under the BCL shall be exercised or performed to such extent and by such person or persons as shall be provided in the bylaws.

     Section 1712 of the BCL provides that a director shall stand in a fiduciary relation to the corporation and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

     (1) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

     (2) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person; or

     (3) A committee of the board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith, if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

     Except as otherwise provided in the bylaws, an officer shall perform his duties as an officer in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his duties shall not be liable by reason of having been an officer of the Corporation.

     Section 1716 also states that in discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 1712. In addition, absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.

     Moreover, Section 1713 addresses the personal liability of directors and states that if a bylaw adopted by the shareholders so provides, a director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

     (1) the director has breached or failed to perform the duties of his office under this section; and

     (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The provisions discussed above shall not apply to:

     (1) the responsibility or liability of a director pursuant to any criminal statute; or

     (2) the liability of a director for the payment of taxes pursuant to local, state or federal law.

     Finally, Section 1714 states that a director of a corporation who is present at a meeting of its board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 1721 shall bar a director from asserting that minutes of the meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, he notified the secretary, in writing, of the asserted omission or inaccuracy.

     Section 1741 of the BCL (relating to third party actions) provides that unless otherwise restricted in its bylaws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had reasonable cause to believe that his conduct was not unlawful.

     Section 1742 of the BCL (relating to derivative actions) provides that unless otherwise restricted in its bylaws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Common Pleas or such other court shall deem proper.

     Section 1743 of the BCL (relating to mandatory indemnification) provides for mandatory indemnification of directors and officers such that to the extent that a representative of the business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 (relating to third party actions) or 1742 (relating to derivative actions), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith.

     Section 1744 of the BCL (relating to procedure for effecting indemnification) provides the procedure for effecting indemnification. Under this section, unless ordered by a court, any indemnification under Section 1741 (relating to third party actions) or 1742 (relating to derivative actions) shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct set forth in those sections. The determination shall be made:

     (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

     (2) if such quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     (3)  by the shareholders.

     Section 1745 of the BCL (relating to advancing expenses) provides that expenses (including attorneys' fees) incurred in defending any action or proceeding referred to above may be paid by the business corporation in advance of the final disposition of the action or proceeding upon receipt of an understanding by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized by the BCL or otherwise.

     Section 1746 of the BCL (relating to supplementary coverage) provides that the indemnification and advancement of expenses provided by or granted pursuant to the other sections of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 1746 of the BCL also provides that indemnification referred to above shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1746 further declares that indemnification under any bylaw, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Such indemnification is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

     Section 1747 of the BCL (relating to the power to purchase insurance) provides that unless otherwise restricted in its by-laws, a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of the BCL. Such insurance is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

     Section 1750 of the BCL (relating to duration and extent of coverage) declares that the indemnification and advancement of expenses provided by, or granted pursuant to, the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representatives of that person.

     Article IV of the By-Laws of the Corporation provides a broad range of indemnification for its directors and officers. In essence, directors and officers will be indemnified for any act committed while in the course of their association with the Corporation, provided that the director or officer shall be finally adjudged in the action, suit or proceeding to have been liable for willful misconduct or recklessness in the performance of his duties as a director or officer.

Item 7.  Exemption from Registration Claimed - Not applicable.



Item 8.  Exhibits


Exhibit 3(a) Articles of Incorporation of the Corporation as amended through April 21, 1994

Exhibit 3(b)    Amended By-Laws of the Corporation

Exhibit 5 Opinion of Fox, Rothschild, O'Brien, & Frankel, corporate counsel to the Corporation

Exhibit 23(a)   Consent of Ernst & Young LLP

Exhibit 23(b)   Consent of Fox, Rothschild, O'Brien & Frankel
                (included as part of Exhibit 5)

Exhibit 99(a)* Annual Report on Form 10-K for the fiscal year ended December 31, 1995

Exhibit 99(b) Univest 1996 Employee Stock Purchase Plan introductory letter to Employees

Exhibit 99(c)** Univest 1996 Employee Stock Purchase Plan

Exhibit 99(d)   Univest 1996 Employee Stock Purchase Plan Enrollment
                Form

 *.. Incorporated by reference (File No. 0-7617)
**.. Incorporated by reference (Plan filed in detail within the definitive proxy which was filed electronically on
                                March 7, 1996.)

Item 9.  Undertakings

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liability under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by such final adjudication of such issue.


                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Borough of Souderton, Commonwealth of Pennsylvania, on March 27, 1996.



                              UNIVEST CORPORATION OF PENNSYLVANIA

                              By:  Merrill S. Moyer
                                   Title:  Chairman and President

     Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated:

                              Capacity                      Date
MERRILL S. MOYER              Chairman, President           3/27/96
Principal Executive Officer   and Director


WALLACE H. BIELER             Senior Vice President and     3/27/96
Principal Financial and       Chief Financial Officer
Accounting Officer


JAMES L. BERGEY               Director                      3/27/96


HAROLD M. MININGER            Director                      3/27/96


CHARLES H. HOEFLICH           Director                      3/27/96


NORMAN G. GOOD                Director                      3/27/96


THOMAS K. LEIDY               Director                      3/27/96


JULES PEARLSTINE, ESQ         Director                      3/27/96


P. GREGORY SHELLY             Director                      3/27/96


R. LEE DELP                   Director                      3/27/96


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (other than persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Souderton, Commonwealth of Pennsylvania, on March 27, 1996.



                              UNIVEST 1996 EMPLOYEE STOCK PURCHASE
                              PLAN

                              By:  CHARLES H. HOEFLICH
                                   Administrative Committee Member

                              By:  JAMES L. BERGEY
                                   Administrative Committee Member

                              By:  THOMAS K. LEIDY
                                   Administrative Committee Member

                              By:  HAROLD M. MININGER,
                                   Administrative Committee Member


                          EXHIBIT INDEX
                                                                  Page
Exhibit 3(a)        Articles of Incorporation of the             17-21
                    Corporation as amended through April 21,
                    1994


Exhibit 3(b)        Amended By-Laws of the Corporation           22-43


Exhibit 5           Opinion of Fox, Rothschild, O'Brien          44-45
                    & Frankel
                    corporate counsel to the Corporation

Exhibit 23(a)       Consent of Ernst & Young LLP                 46

Exhibit 23(b)       Consent of Fox, Rothschild, O'Brien
                    & Frankel
                    (included in part of Exhibit 5)

Exhibit 99(a)* Annual Report on Form 10-K for the fiscal year ended December 31, 1995


Exhibit 99(b)       Univest 1996 Employee Stock Purchase Plan     47
                    introductory letter to Employees


Exhibit 99(c)**     Univest 1996 Employee Stock Purchase Plan


Exhibit 99(d)       Univest 1996 Employee Stock Purchase Plan     48
                    Enrollment Form



* .. Incorporated by reference (File No. 0-7617)
**.. Incorporated by reference (Plan filed in detail within the definitive proxy which was
                                electronically filed on March 7, 1996)

